UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2012

SUMMIT HOTEL PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

SUMMIT HOTEL OP, LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54273	27-0617340
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 South Minnesota Avenue, Suite 2
Sioux Falls, South Dakota 57105
(Address of Principal Executive Offices) (Zip Code)

(605) 361-9566
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On September 26, 2012, Summit Hotel OP, LP, the operating partnership of Summit Hotel Properties, Inc. (the “Company”) entered into a definitive agreement to acquire a portfolio of eight unencumbered hotels containing an aggregate of 1,043 guestrooms (the “Hyatt Portfolio”) from certain affiliates of Hyatt Hotels Corporation (“Hyatt”) for a purchase price of approximately $87.4 million, subject to closing prorations and adjustments. The closing of the acquisition is expected to occur in the fourth quarter of 2012. The acquisition is subject to satisfactory completion of the Company’s due diligence and satisfaction of customary closing conditions. Accordingly, the Company can give no assurance that the transaction will be consummated. The Company intends to enter into an agreement with Select Hotels Group, L.L.C., an affiliate of Hyatt, to operate each hotel.

The following table lists the eight hotels in the Hyatt Portfolio.

Hotel	Location	Number of Rooms
Hyatt Place-Arlington	Dallas (Arlington), TX	127
Hyatt Place-Park Meadows	Denver (Lone Tree), CO	127
Hyatt Place-Denver Tech Center	Denver (Englewood), CO	126
Hyatt House-Denver Tech Center	Denver (Englewood), CO	135
Hyatt Place-Owings Mills	Baltimore (Owings Mills), MD	123
Hyatt Place-Lombard	Chicago (Lombard), IL	151
Hyatt Place-Phoenix	Phoenix, AZ	127
Hyatt Place-Scottsdale	Scottsdale, Az	127
	Total	1,043

For the twelve-month period ended June 30, 2012, on a weighted-average basis, the hotels in the Hyatt Portfolio had occupancy of 74.0%, an average daily rate of $96.42 and revenue per available room of $71.35.

Item 7.01.    Regulation FD Disclosure.

On September 26, 2012, the Company issued a press release announcing the potential acquisitions of the Hyatt Portfolio, a 98-room Hilton Garden Inn in Fort Worth, Texas and a 178-room Residence Inn in Salt Lake City, Utah, and a potential increase in the maximum borrowing availability under the Company’s senior secured revolving credit facility. In addition, the press release includes certain pro forma hotel operating statistics for the twelve-month period ended June 30, 2012 for the Company’s hotel portfolio assuming, among other things, the Company owned the Hyatt Portfolio and the two additional pending acquisitions as of July 1, 2011. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Forward Looking Statements

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These forward-looking statements are based upon the Company’s expectations, but these statements are not guaranteed to occur.  Investors should not place undue reliance upon forward-looking statements.  These statements relate to, among other things, the Company’s pending acquisition.  No assurance can be given that the acquisition will be completed when expected, on the terms described or at all. These actions are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, general economic conditions, market conditions and other factors, including those set forth in the Risk Factors section of the Company’s periodic reports and other documents filed with the Securities and Exchange Commission (the “SEC”).Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements after the date of this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

          (d) Exhibits.

Exhibit No.	Description
99.1	Press release issued September 26, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.
(Registrant)

		By:	/s/ Christopher R. Eng
Christopher R. Eng
Date:	September 26, 2012		Vice President, General Counsel and Secretary

SUMMIT HOTEL OP, LP
(Registrant)

		By:	SUMMIT HOTEL GP, LLC,
its General Partner

		By:	SUMMIT HOTEL PROPERTIES, INC.,
its Sole Member

		By:	/s/ Christopher R. Eng
Christopher R. Eng
Date:	September 26, 2012		Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued September 26, 2012.